EXHIBIT E

Tender Form - CHESS Holders

Commonwealth Bank
Commonwealth Bank of Australia
ACN 123 123 124

THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER WITHOUT DELAY.

Do NOT send your Tender Form to the CBA Share Registry (See over - submitting your Tender)

Controlling CHESS participant as at 20 February 2004

Shares conferring an entitlement as at 20 February 2004

A [ ]

Number of Shares and price per Share tendered into the Buy-Back

I/We offer to sell the following Shares to CBA at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents:

B		Number of Shares	Price	
			as a **FINAL PRICE TENDER**	Insert the number of Shares (if any) you wish to tender as a Final Price Tender.
	+		at $ 26.00 per Share	
	+		at $ 26.75 per Share	
	+		at $ 27.50 per Share	
	+		at $ 28.25 per Share	Insert the number of Shares (if any) you wish to tender next to the price at which you wish to tender those Shares. **You should refer to the special instructions overleaf before completing this Form particularly if the number of Shares shown in Box A is 200 or less.**
	+		at $ 29.00 per Share	
	+		at $ 29.75 per Share	
	+		at $ 30.50 per Share	
	+		at $ 31.25 per Share	
C			**TOTAL NUMBER OF SHARES TENDERED**	Add up all the Shares in each row in Box B and write that number in Box C. The total number of shares tendered **cannot** exceed your holding in Box A.

D **Please sign within the boxes below in accordance with instructions overleaf**

Individual or Joint Shareholder 1	Joint Shareholder 2	Joint Shareholder 3
Sole Director and Sole Company Secretary	Director/Company Secretary	Director

Please provide contact details:

		/ /
Contact name	Contact daytime telephone	Date

CBA BBW002

Commonwealth Bank
Commonwealth Bank of Australia
ACN 123 123 124

Tender Form - CHESS Holders

How to complete the Tender Form

The instructions below are cross-referenced to each section of the Tender Form. Please complete the form using black ink only.

A This is the total number of Shares registered in your name as at 20 February 2004 that confer an entitlement to participate in the Buy-Back.

B If the number of Shares shown in Box A is 200 or less, you must tender all of the Shares you wish to tender **either** as a Final Price Tender **or** at **one** of the specified prices at Box B. You cannot tender different parcels of Shares at different Tender Prices.

If the number of Shares shown in Box A is more than 200, you may tender different parcels of Shares at different Tender Prices. For example, you may tender some Shares shown in Box A as a Final Price Tender, some Shares at the specified price of, say $26.00, and some Shares at the specified price of, say $28.25. Each parcel of Shares tendered at a different Tender Price is a separate Tender.

C You must add up the number of Shares inserted in Box B and write the total number in Box C. This total number must not exceed the number of Shares shown in Box A.

D Sign the Tender Form at Box D. By submitting a Tender you acknowledge that you have read and understood the Buy-Back Documents and that the Tender(s) are offers to sell the tendered Shares to CBA at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents.

Joint shareholders - all holders must sign.

Under power of attorney - Where this form is signed under power of attorney, the attorney declares that the attorney has no notice of revocation of the power or the death of the donor of the power. Contact your controlling participant for any additional documentation required by them.

Deceased estate - all executors should sign. Contact your controlling participant for any additional documentation required by them.

Company - this form must be signed by 2 directors, a director and company secretary or, in the case of a company with a sole director who is also the sole company secretary, the sole director.

Submitting your Tender

Do not send your Tender Form to the CBA Share Registry

If you require further information on how to complete this Tender Form please contact the CBA Buy-Back enquiry line on **1800 022 440** (within Australia) or **+61(2) 8280 7110** (outside Australia).

You need to ensure that your controlling participant (normally your broker) receives your Tender instructions in sufficient time for them to process your tender no later than 7.00 pm Sydney time on Friday, 26 March 2004. The name of the controlling participant who manages your CHESS holding as at 20 February 2004 is preprinted on the front of this Tender Form.